EXHIBIT 1

03.07.2014

In Cliffs Board Fight, Activist May Have Unusual Strength
http://blogs.wsj.com/moneybeat/2014/03/07/in-cliffs-board-fight-activist-may-have-unusual-strength/?KEYWORDS=liz+Hoffman

The Wall Street Journal Article

03.06.2014	Casablanca Names 6 Candidates for Cliffs Natural Resources’ Board http://dealbook.nytimes.com/2014/03/06/casablanca-names-6-candidates-for-cliffs-natural-resources-board/ New York Times Article

03.06.2014	Hedge fund names Cliffs directors, launches proxy battle http://www.reuters.com/article/2014/03/07/cliffs-hedgefund-idUSL1N0M32NF20140307 Reuters Article